Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors

Velocity Asset Management, Inc.


We consent to the use in this Registration Statement on Form SB-2 of our report dated July 15, 2005 relating to the consolidated financial statements of Velocity Asset Management, Inc. and subdiaries as of and for the years ended December 31, 2004 and 2003 and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Cowan, Gunteski & Co., P.A.


Cowan, Gunteski & Co., P.A.


Toms River, New Jersey

August 10, 2005